400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE

Contact: Timothy A. Bonang Manager of Investor Relations (617) 796-8149 www.hptreit.com

Hospitality Properties Trust Prices

$500 Million of 3.80% Convertible Senior Notes due 2027

Newton, MA (March 2, 2007): Hospitality Properties Trust (NYSE: HPT) today announced the pricing of $500 million of 3.80% Convertible Senior Notes due 2027. HPT also granted the initial purchasers an option to purchase up to an additional $75 million aggregate principal amount of notes to cover overallotments, if any. Closing of the sale of the notes is expected to occur on March 7, 2007. HPT expects to use the net proceeds from the sale of the notes to repay a portion of the debt incurred to fund its recently completed acquisition of TravelCenters of America, Inc.

Prior to March 15, 2026, upon the occurrence of specified events, the notes will be convertible at the option of the holder at an initial conversion rate of 19.8018 common shares per $1,000 principal amount of notes. The initial conversion price of $50.50 represents a 15.8% premium to yesterday’s closing price of HPT’s common shares of $43.61. On or after March 15, 2026, the notes will be convertible at any time prior to the second business day prior to maturity at the option of the holder. Upon conversion of notes by a holder, the holder will receive cash up to the principal amount of such notes and, with respect to the remainder, if any, of the conversion value in excess of such principal amount, cash or HPT common shares. The initial conversion rate is subject to adjustment in certain circumstances.

Prior to March 20, 2012, the notes will not be redeemable at HPT’s option, except to preserve HPT’s status as a REIT. On or after March 20, 2012, HPT may redeem all or a portion of the notes at a redemption price equal to the principal amount plus accrued and unpaid interest (including additional interest), if any.

Note holders may require HPT to repurchase all or a portion of the notes at a purchase price equal to the principal amount plus accrued and unpaid interest (including additional interest), if any, on the notes on March 20, 2012, March 15, 2017, and March 15, 2022, or upon the occurrence of certain change in control transactions prior to March 20, 2012.

The notes will be sold to qualified institutional buyers by means of a private offering memorandum in accordance with Rule 144A under the Securities Act of 1933, as amended. The notes and the HPT common shares that may be issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state laws.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

WARNINGS REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS REPRESENT HPT’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR. FOR EXAMPLE, THE FACT THAT THIS OFFERING HAS PRICED MAY IMPLY THAT THE OFFERING WILL CLOSE. THE CLOSING IS SUBJECT TO CONDITIONS CUSTOMARY TO TRANSACTIONS OF THIS TYPE AND MAY BE DELAYED OR MAY NOT OCCUR AT ALL. IN ADDITION, THE FACT THAT THE INITIAL PURCHASERS HAVE AN OVER-ALLOTMENT OPTION MAY IMPLY THAT THIS OPTION WILL BE EXERCISED. THE UNDERWRITERS ARE NOT UNDER ANY OBLIGATION TO EXERCISE THIS OPTION, OR ANY PORTION OF IT, AND MAY NOT DO SO. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENTS.

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